Exhibit 99.4

FORM OF REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on March 24, 2017

ALLEGHENY VALLEY BANCORP, INC.

5137 Butler Street

Pittsburgh, Pennsylvania 15201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [•] and [•], and each of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Allegheny Valley Bancorp, Inc.’s (“Allegheny”) common stock held of record by the undersigned on January 13, 2017, at the Special Meeting of the Shareholders to be held at Comfort Inn & Suites, R.I.D.C Park, 180 Gramma Drive, Pittsburgh, Pennsylvania 15238 on March 24, 2017, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” ALL OTHER PROPOSALS.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of Allegheny.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [•], 2017, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the secretary of Allegheny and vote in person.

PROPOSAL 1: To approve and adopt the Agreement and Plan of Merger, dated as of August 29, 2016, by and between Standard Financial Corp. and Allegheny Valley Bancorp, Inc., which provides, among other things, for the merger of Allegheny with and into Standard, and the conversion of each share of Allegheny common stock immediately outstanding prior to the merger into 2.083 shares of Standard common stock, all as described in the accompanying documents, and the transactions in connection therewith;

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval, on an advisory (non-binding) basis, the golden parachute compensation payable to the named executive officers of Allegheny that is based on or related to the proposed merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3: Approval to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Allegheny to solicit additional votes in favor of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4A: Approval, on an advisory (non-binding) basis, an amendment to revise Article 1 of Standard’s articles of incorporation to state that the name of the surviving corporation will be “Standard AVB Financial Corp.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4B: Approval, on an advisory (non-binding) basis, an amendment to Standard’s articles of incorporation to include Article 14, paragraph 1, which requires a supermajority vote of the surviving corporation’s board of directors to approve a merger transaction. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve a merger transaction. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve a merger transaction.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4C: Approval, on an advisory (non-binding) basis, an amendment to Standard’s articles of incorporation to include Article 14, paragraph 2, which requires a supermajority vote of the surviving corporation's board of directors to approve the removal of a board member. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve the removal of a board member. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve the removal of a board member.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4D: Approval, on an advisory (non-binding) basis, an amendment to Standard’s articles of incorporation to include Article 14, paragraph 3, which requires a supermajority vote of the surviving corporation’s board of directors to approve the repeal, alteration, or amendment of Article 14 of Standard’s articles of incorporation. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve the repeal, alteration or amendment of Article 14 of Standard’s articles of incorporation. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve the repeal, alteration or amendment of Article 14 of Standard’s articles of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote For each of the Proposals

Dated:_______________________, 2017
Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Meeting Attendance
Mark box to the right if	☐
you plan to attend the
Annual Meeting.